Exhibit 10.21

HEALTHESSENTIALS SOLUTIONS, INC.

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of June 10, 2004 by and among HealthEssentials Solutions, Inc., a Delaware corporation (the “Company”), Bruckmann, Rosser, Sherrill & Co. II, L.P., a Delaware limited partnership (“BRS”), Marilena Tibrea, an individual (“Tibrea”), Julie Frist, an individual (“Frist”, and together with Tibrea, the “BRS Co-Investors”), and the other Persons that from time to time execute a counterpart signature page hereto (collectively with BRS and the BRS Co-Investors, the “Purchasers,” and each, a “Purchaser”). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 5 hereof.

The parties hereto agree as follows:

Section 1. Authorization; Closing; and Exchange.

Section 1.1. Authorization of the Notes. The Company shall authorize the issuance and sale to the Purchasers of its Senior Subordinated Promissory Notes in an aggregate principal amount of $5,000,000 and containing the terms and conditions and in the form set forth in Exhibit A attached hereto (the “Notes”).

Section 1.2. Purchase and Sale of the Notes.

(a) Purchase and Sale to BRS. At the Initial Closing (defined below), the Company shall sell to BRS and each of the BRS Co-Investors and, subject to the terms and conditions set forth herein, BRS and each of the BRS Co-Investors shall purchase from the Company, a Note in the aggregate principal amount set forth opposite such Purchaser’s name on Schedule I attached hereto at a price equal to the price set forth opposite such Purchaser’s name on Schedule I attached hereto (the “BRS Notes”).

At the Initial Closing, the Company shall deliver to BRS and the BRS Co-Investors, by cashier’s or certified check or wire transfer of immediately available funds to such accounts and in such amounts as designated by BRS, a single origination fee equal to two percent (2%) of the aggregate principal amount of the BRS Notes.

(b) Purchase and Sale to Non-BRS Stockholders. At the Second Closing (defined below), each stockholder of the Company (other than BRS and the BRS Co-Investors) (the “Non-BRS Stockholders”) may elect to purchase, upon delivery of written notice to the Company, up to such stockholder’s Pro Rata Share of the aggregate principal amount of all Notes to be sold hereunder. At the Second Closing, (i) each stockholder that elects to participate shall become party to and agree to be bound by this Agreement by executing a counterpart signature page hereto whereupon Schedule II attached hereto shall automatically be updated to add (A) such Purchaser’s name, (B) the principal amount of the Note such Purchaser has elected to purchase at the Second Closing and (C) the aggregate purchase price for such Note and (ii) the

Company shall sell to such Purchaser and, subject to the terms and conditions set forth herein, such Purchaser shall purchase from the Company, a Note in the aggregate principal amount then set forth opposite such Purchaser’s name on Schedule II attached hereto at a price equal to the price then set forth opposite such Purchaser’s name on Schedule II attached hereto.

At the Second Closing, the Company shall deliver to BRS and the BRS Co-Investors, by cashier’s or certified check or wire transfer of immediately available funds to such accounts and in such amounts as designated by BRS, an amount equal to the aggregate principal amount of Notes to be sold and delivered by the Company at the Second Closing (the “Second Closing Principal Amount”) plus any accrued but unpaid cash interest on the Second Closing Principal Amount accrued between the Initial Closing and the Second Closing. Any Other Interest (as defined in the Notes) accrued but unpaid at the time of the Second Closing on the Second Closing Principal Amount shall be added to the principal amount of the BRS Notes issued at the Initial Closing (the “Initial BRS Principal Amount”) and shall for all purposes of this Agreement constitute a part thereof. At the Second Closing, the Second Closing Principal Amount shall be deducted from the Initial BRS Principal Amount and the Company shall issue and deliver to BRS and the BRS Co-Investors, in exchange for the delivery of the BRS Notes issued at the Initial Closing, Notes in an aggregate principal amount equal to the difference of the Initial BRS Principal Amount (increased to include any Other Interest) and the Second Closing Principal Amount (the “Second BRS Principal Amount”).

(c) Purchase and Sale of Unsold Allotment. If following the purchases of Notes contemplated by Sections 1.2.(b) above, the Second Closing Principal Amount is less than, in the aggregate, the Non-BRS Stockholders’ Pro Rata Share of the Notes, at the Third Closing (defined below), each Non-BRS Stockholder that purchased a Note at the Second Closing may elect to purchase up to such stockholder’s pro rata portion of such unsold Notes (determined based upon such stockholder’s Pro Rata Share in relation to the aggregate Pro Rata Share of all stockholders who elect to purchase Notes at the Third Closing) by delivering written notice of such election to the Company. At the Third Closing, (i) Schedule III attached hereto shall automatically be updated to reflect (A) the principal amount of the Note such Purchaser has elected to acquire at the Third Closing and (B) the aggregate purchase price for such Note and (ii) the Company shall sell to such Purchaser and, subject to the terms and conditions set forth herein, such Purchaser shall purchase from the Company, a Note in the aggregate principal amount then set forth opposite such Purchaser’s name on Schedule III attached hereto at a price equal to the price then set forth opposite such Purchaser’s name on Schedule III attached hereto.

At the Third Closing, the Company shall deliver to BRS and the BRS Co-Investors, by cashier’s or certified check or wire transfer of immediately available funds to such accounts and in such amounts designated by BRS, an amount equal to the aggregate principal amount of Notes to be sold and delivered by the Company at the Third Closing (the “Third Closing Principal Amount”) plus any accrued but unpaid cash interest on the Third Closing Principal Amount accrued between the Second Closing and the Third Closing. Any Other Interest (as defined in the Notes) accrued but unpaid at the time of the Third Closing on the Third Closing Principal Amount shall be added to the Second BRS Principal Amount and shall for all purposes of this Agreement constitute a part thereof. At the Third Closing, the Third Closing Principal Amount shall be deducted from the Second BRS Principal Amount and the Company shall issue and deliver to BRS and the BRS Co-Investors, in exchange for the delivery of the Notes issued to BRS and the BRS Co-Investors at the Second Closing, Notes in an aggregate principal amount equal to the difference of the Second BRS Principal Amount (increased to include any Other Interest) and the Third Closing Principal Amount.

Section 1.3. The Closing. The closing of the purchase and sale of the BRS Notes contemplated by Section 1.2.(a) above (the “Initial Closing”) shall take place at the offices of Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103 at 10:00 a.m. on June 10, 2004, or at such other place or on such other date as may be mutually agreeable to the Company and BRS. The closing of the purchases and sales of the Notes contemplated by Sections 1.2.(b) above (the “Second Closing”) shall take place at the offices of Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103 at 10:00 a.m. on August 9, 2004, or at such other place or on such other dates as may by mutually agreeable to the Company and BRS. The closing of the purchases and sales of the Notes contemplated by Sections 1.2.(c) above (the “Third Closing”) shall take place at the offices of Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103 at 10:00 a.m. on August 30, 2004, or at such other place or on such other dates as may be mutually agreeable to the Company and BRS. Within 30 days following each Closing, the Company shall deliver to each Purchaser instruments evidencing the Note to be purchased by such Purchaser at such Closing, payable to the order of such Purchaser or its nominee or registered in such Purchaser’s or its nominee’s name, respectively, upon payment of the purchase price thereof by a cashier’s or certified check, or by wire transfer of immediately available funds to an account designated by the Company, in the aggregate amount set forth opposite such Purchaser’s name on the applicable schedule attached hereto.

Section 1.4. Repayment or Conversion of Notes. At any time, and from time to time, at the option of BRS, either (A) subject to the terms of the Subordination Agreement by and between the Company, BRS and Healthcare Business Credit Corporation dated June 10, 2004, the Company shall repay the principal and accrued but unpaid interest on the Notes or (B) (i) the Purchasers shall return to the Company the Notes, and (ii) the Company will issue to the Purchasers, pro rata, a number of shares of Series A-4 Preferred equal to the following quotient: (x) the numerator of which shall be the then outstanding principal amount of the Notes plus accrued but unpaid interest thereon, and (y) the denominator of which shall be the Liquidation Value per share of Series A-4 Preferred.

Section 1.5. Repayment of Note. At the Initial Closing, upon surrender of the note in the principal amount of $550,000 issued by the Company to Michael R. Barr (“Barr”) on April 27, 2004 (the “Barr Note”), the Company shall pay to Barr $550,000 in full satisfaction of its obligations under the Barr Note.

Section 2. Conditions of Each Purchaser’s Obligation at the Closings. The obligation of each Purchaser to purchase and pay for the Notes at each Closing, as applicable, is subject to the satisfaction as of such Closing of the following conditions:

Section 2.1. Covenants. The Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to each Closing.

Section 2.2. Securities Law Compliance. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Notes pursuant to this Agreement in compliance with such laws.

Section 2.3. Waivers and Consents. The Company shall have received all waivers and consents necessary to consummate the transactions contemplated hereby.

Section 3. Covenants.

Section 3.1. Use of Proceeds. The Company shall not, nor shall it permit any Subsidiary to, use any proceeds from the sale of the Notes hereunder, directly or indirectly, for the purposes of purchasing or carrying any “margin securities” within the meaning of Regulation U promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any “margin securities.”

Section 3.2. Inspection Rights. The Company shall permit one representative of all holders of the Notes selected by the holders of the majority of the outstanding principal amount of the Notes, upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries.

Section 3.3. Information Rights. For so long as any Purchaser shall hold a Note, such Purchaser shall have the right to receive with reasonable promptness, such other information and data with respect to the Company and its Subsidiaries as from time to such Purchaser may reasonably request.

Section 4. Transfer of Restricted Securities. Each Purchaser agrees that it will not sell, transfer or otherwise dispose of any Note, in whole or in part, except pursuant to an effective registration statement under the Securities Act, or an exemption from registration thereunder.

Section 5. Definitions.

For the purposes of this Agreement, the following terms have the meanings set forth below:

“Liquidation Value” means, with regards to the Series A-4 Preferred, $70.08 per share, after giving effect to any stock split, reverse stock split, recapitalization, consolidation or similar transaction consummated after June 10, 2004 as it relates to the Series A-4 Preferred.

“Management Shareholder” means any shareholder of the Company that is an employee of the Company or any subsidiary of the Company or who otherwise participates in the Company’s employee incentive equity plans.

“Non-Management Shareholder” means any shareholder of the Company that is not a Management Shareholder.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Pro Rata Share” means:

(1) with respect to BRS, the BRS Co-Investors and any other Non-Management Shareholder, a fraction (i) the numerator of which is the product obtained by multiplying (A) the number of shares of the Company’s capital stock on a fully diluted basis held by such Non-Management Shareholder immediately prior to the Initial Closing by (B) two and (ii) the denominator of which is the sum of (A) the product obtained by multiplying (x) the number of shares of the Company’s capital stock on a fully diluted basis held in the aggregate by all Non-Management Shareholders immediately prior to the Initial Closing by (y) two plus (B) the number of shares of the Company’s capital stock on a fully diluted basis held in the aggregate by all Management Shareholders immediately prior to the Initial Closing; and

(2) with respect to any Management Shareholder, a fraction (i) the numerator of which is the number of shares of the Company’s capital stock on a fully diluted basis held by such Management Shareholder immediately prior to the Initial Closing and (ii) the denominator of which is the sum of (A) the product obtained by multiplying (x) the number of shares of the Company’s capital stock on a fully diluted basis held in the aggregate by all Non-Management Shareholders by (y) two and (B) the number of shares of the Company’s capital stock on a fully diluted basis held in the aggregate by all Management Shareholders immediately prior to the Initial Closing.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

“Senior Credit Agreement” means that certain Loan and Security Agreement by and among the Company, certain of the Company’s Subsidiaries and Healthcare Business Credit Corporation, dated April 30, 2002, as amended from time to time and including any amendment, restatement, revision thereof or any other document entered into with respect to any refinancing thereof.

“Series A-4 Preferred” means the Company’s Series A-4 Preferred Stock, par value $0.001 per share, with the rights and privileges set forth in the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

“Warrants” means those certain Stock Purchase Warrants issued by the Company pursuant to that certain Warrant Agreement, dated as of June 10, 2004, by and among the Company and the Purchasers party thereto (the “Warrant Agreement”), which together with the shares of Common Stock issuable upon exercise of the New Options (as defined in the Warrant Agreement), represent the right to purchase from the Company 66.7% of the fully diluted capital stock of the Company, as calculated and adjusted pursuant to the terms thereof, together with any stock purchase warrants issued in substitution, exchange or replacement therefor.

Section 6. Miscellaneous.

Section 6.1. Remedies. Each holder of Notes shall have all rights and remedies set forth in this Agreement, the Notes and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

Section 6.2. Purchaser’s Investment Representations. Each Purchaser hereby represents that such Purchaser is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act. Each Purchaser hereby further represents that it is acquiring the securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided, that nothing contained herein shall prevent any Purchaser and subsequent holders of such securities from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate or instrument representing such securities purchased hereunder shall be imprinted with a legend in substantially the following form:

“The security represented by this certificate was originally issued on , 2004, and has not been registered under the Securities Act of 1933, as amended. The transfer of such security is subject to the conditions specified in the Note Purchase Agreement, dated as of June 10, 2004, as amended and modified from time to time, by and among the issuer (the ‘Company’) and certain investors, and the Company reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by the Company to the holder hereof without charge.”

Section 6.3. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of BRS. No other course of dealing between the Company and the holder of any Notes or any delay in exercising any rights hereunder or under the Notes or the Certificate of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, Notes held by the Company or any Subsidiaries shall not be deemed to be outstanding.

Section 6.4. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf.

Section 6.5. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser’s benefit as a purchaser or holder of Notes are also for the benefit of, and enforceable by, any subsequent holder of such Notes.

Section 6.6. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 6.7. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

Section 6.8. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

Section 6.9. Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.

Section 6.10. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated on the applicable schedule attached hereto and to the Company at the address indicated below:

If to the Company:

HealthEssentials Solutions, Inc.

Ormsby Station Road

Louisville, Kentucky 40223

Facsimile No.: (502) 429-4557

Attention: Chief Executive Officer

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

Section 6.11. Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchasers hereunder or under the Notes or the Purchasers enforce their rights or exercise their right of setoff hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 6.12. Expenses. All reasonable fees and expenses incurred by the Purchasers in connection with the preparation of this Agreement and the transaction referred to herein, including the reasonable fees of one counsel to the Purchasers, shall be paid by the Company, whether or not the issuance of the Notes, or any other transaction contemplated hereby is consummated.

Section 6.13. Subordination. The payment of all indebtedness evidenced by the Notes, together with the payment of interest, fees and other amounts payable in respect of the Notes, shall be subject to subordination as provided in Section 5 of the Notes. Each Purchaser agrees to cooperate fully with all reasonable requests of the Company to effect such subordination, including, without limitation, executing any Subordination Agreement acceptable to BRS.

* * * * * *

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement on the date first written above.

HEALTHESSENTIALS SOLUTIONS, INC.

By:
	Name:	Michael R. Barr
	Title:	Chief Executive Officer

BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.

By:	BRSE, L.L.C.
Its:	General Partner

By:
Name:
Title:

Marilena Tibrea

Julie Frist

SCHEDULE I

Schedule of Purchasers at the Initial Closing

Names and Addresses	Principal Amount of Notes			Purchase Price for Notes
Bruckmann, Rosser, Sherrill & Co. II, L.P. c/o BRSE, L.L.C. 126 East 56th Street New York, New York 10022 Facsimile: (212) 521 3700 Attention: Bruce Bruckmann		$4,992,000			$4,992,000

with a copy (which shall not constitute notice) to:

Dechert LLP 4000 Bell Atlantic Tower 1717 Arch Street Philadelphia, PA 19103 Facsimile: (215) 994 2222 Attention: James A. Lebovitz.

Marilena Tibrea Bruckmann, Rosser, Sherrill & Co. II, L.P. 126 East 56th Street New York, New York 10022 Facsimile: (212) 521-3700		$1,500			$1,500

Julie Frist Bruckmann, Rosser, Sherrill & Co. II, L.P. 126 East 56th Street New York, New York 10022 Facsimile: (212) 521-3700		$6,500			$6,500

[name of participant]	$	[	]	$	[	]